Exhibit 3.23

(1) One or more natural persons of the age 21 years or more may incorporate a business corporation by signing, verifying and delivering Articles of Incorporation in duplicate to the Corporation Commissioner (ORS 57.306). See notes 1, 2 and 3 at the bottom of this form.

Articles of Incorporation
OF
SIMPLEX MANUFACTURING CO.

The undersigned natural person(s) of the age of twenty-one years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:
ARTICLE I
(2) The name of this corporation is Simplex Manufacturing Co. and its duration shall be perpetual.
ARTICLE II
(3) The purpose or purposes for which the corporation is organized are:
To manufacture, produce, purchase or otherwise acquire, sell, or otherwise dispose of, import, export, distribute, deal in and with, whether as principal or agent, goods, wares, merchandise, and materials of every kind and description, and real and personal property of every class and description, whether now known or hereafter to be discovered or invented;
To manufacture, sell, or otherwise dispose of wood and metal products of all kinds, and particularly aluminum products; and to manufacture, sell, or otherwise dispose of pumps of all kinds, particularly pumps for airplane sprays, and all parts and components incidental thereto. And to engage in any commercial, industrial, and agricultural enterprise permitted by the laws of the State of Oregon.
ARTICLE III
(4) The aggregate number of shares which the corporation shall have authority to issue is
10,000 shares at a par value of $1.00 per share.
ARTICLE IV
The address of the initial registered office of the corporation is 5524 N. E. 42nd Ave., Portland, Oregon and the name of its initial registered agent at such address is Dorsey M. Liebhart.

ARTICLE V
The number of directors constituting the initial board of directors of the corporation is 3 (At least three) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address (Street and Number, if any)
Dorsey M. Liebhart	5224 N.E. 42nd Ave., Portland, Oregon
Alice Liebhart	5224 N.E. 42nd Ave., Portland, Oregon
Daniel A. Conti	5524 N.E. 42nd Ave., Portland Oregon
ARTICLE VI
The name and address of each incorporator is:

Name	Address (Street and Number, if any)
Dorsey M. Liebhart	5224 N.E. 42nd Ave., Portland, Oregon
Alice Liebhart	5224 N.E. 42nd Ave., Portland, Oregon
Daniel A. Conti	5524 N.E. 42nd Ave., Portland Oregon
ARTICLE VII
(Add provisions for the regulation of the internal affairs of the corporation as may be appropriate.)

Dated July 1, 1965

STATE OF OREGON,
County of Multnomah
I, J.P. Stirling, a notary public for Oregon, hereby certify that on 1st day of July, 1965, personally appeared before me Dorsey M. Liebhart, Alice Liebhart and Daniel A. Conti who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

My commission expires: 5-14-67

Notes:	'(1)	The procedure for the formation of business corporations is set forth in ORS 57.306 to 57.331. See ORS 57.311 for the context of Articles of Incorporation

	'(2)	The corporate name must contain the word “Corporation,” “Company”, “Incorporated” or “Limited” or an abbreviation of one of such words

	'(3)	It is not necessary to set forth in the articles any of the corporate powers enumerated in ORS 57.030 and 57.035. It is sufficient to state, either alone or with other purpose “That the corporation may engage in any lawful activity for which the corporation may be organized under ORS Chapter 57”; however, it may be desirable to state the primary purpose of the corporation in conjunction with such statement

	'(4)	Insert statement as to par value of such shares – a statement that all of such shares are to be without par value. If there is more than one class of stock, insert a statement as to the preferences, limitations and relative rights of each class

Mail to Corporation Commissioner, 301 Labor and Industries Bldg., Salem, Oregon 97310